UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     August 5, 2010
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code     (312) 822-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 5, 2010, the registrant entered into an underwriting agreement (“Underwriting Agreement”) with Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated relating to the offer and sale of $500 million aggregate principal amount of the registrant’s 5.875% Senior Notes due August 15, 2020 (“Notes”). The Notes are being offered and sold pursuant to the registrant’s effective shelf registration statement on Form S-3 (File No. 333-166058) and prospectus supplement, dated August 5, 2010. The sale of the Notes is expected to close on August 10, 2010, subject to customary closing conditions.
On August 5, 2010, the registrant entered into a 2008 Senior Preferred Stock Redemption Agreement (“Redemption Agreement”) with Loews Corporation, the owner of approximately 90% of the registrant’s common stock. Pursuant to the Redemption Agreement, immediately following the issuance and closing of the sale of the Notes, the registrant shall use all of the net proceeds from the offering, which are estimated to be approximately $494 million, after deducting the underwriting discounts and commissions and estimated offering expenses, together with cash on hand, to redeem $500 million, plus accrued and unpaid dividends thereon, of its 2008 Senior Preferred Stock held by Loews Corporation, leaving $500 million of the 2008 Senior Preferred Stock outstanding.
The foregoing descriptions of the Underwriting Agreement, the Notes and the Redemption Agreement are qualified in their entirety by reference to the complete terms and conditions of the Underwriting Agreement, the form of the Notes and the Redemption Agreement, which are attached hereto as Exhibits 1.1, 4.1 and 10.1, respectively, and incorporated herein by reference. A copy of the opinion of Jonathan D. Kantor, Executive Vice President, General Counsel and Secretary of the registrant relating to the legality of the Notes to be issued and sold in the offering is filed as Exhibit 5.1 hereto.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits: See Exhibit Index.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation

(Registrant)

Date: August 6, 2010	By	/s/ Lawrence J. Boysen

(Signature)

Lawrence J. Boysen Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1
Underwriting Agreement, dated August 5, 2010, among CNA Financial Corporation and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

4.1	Form of the 5.875% Notes due August 15, 2020.

5.1	Opinion of Jonathan D. Kantor, Esq.

10.1	2008 Senior Preferred Stock Redemption Agreement, dated August 5, 2010, by and between CNA Financial Corporation and Loews Corporation.

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Jonathan D. Kantor, Esq. (included as part of Exhibit 5.1).